Exhibit 10.7

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of August 28, 2012, is entered into by and among Timios National Corporation, a Delaware corporation (the “Company”), each of the stockholders of the Company listed on the signature page hereto (individually, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, the Stockholders and the Company have agreed to enter into this Agreement concurrently with, and as a condition precedent to, the Exchange Agreement, dated the date hereof, so as to impose the within restrictions and obligations on the Company and the Stockholders for the mutual benefit of the parties hereto.

In consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Voting of Shares.

(a)         From the date hereof and for so long as each Stockholder beneficially owns or is the holder of record of at least 5% of the issued and outstanding capital stock of the Company, on a fully diluted basis (the “Minimum Ownership”), each Stockholder hereby agrees that he shall, at any meeting for the election of directors of the Company (whether annual or special and whether or not adjourned or postponed), however called, or in any written consent in lieu of such meeting, and otherwise use his, her or its respective reasonable best efforts, (a) if a meeting is held, appear at such meeting or otherwise case the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all of its Shares (as defined below) that are beneficially owned or held of record by such Stockholder as to which such Stockholder as, directly or indirectly, the right to vote or direct the voting, in favor of electing C. Thomas McMillen (“McMillen”) and Trevor Stoffer (“Stoffer”) to the board of directors of the Company (the “Board of Directors”).  In the event that any of the foregoing parties fail to nominate a director for election, then any vacancy on the Board of Directors shall be filled in accordance with the provisions of the Company’s bylaws and applicable law.

(b)         Shares.  “Shares” shall mean and include any and all shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any such shares now owned or subsequently acquired by any party hereto, however acquired, including, without limitation, stock splits and stock dividends.

2.                                      Termination.  This Agreement shall terminate in its entirety upon the earlier to occur of (a) the written consent of the Company and all Stockholders; (b) the time a Stockholder no longer satisfies the requirement of Minimum Ownership; (c) the date on which either McMillen or Stoffer is no longer employed by the Company or its subsidiary for any reason; (d) two years from the date hereof; and (d) the death of a Stockholder.

3.                                      No Revocation.  The agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Sections 2 or 5(f) hereof.  Nothing in this Section 3 shall be construed as limiting the provisions of Sections 2 or 5(f) hereof.

4.                                      Restrictive Legend.  In addition to any legend placed on the certificates pursuant to any other agreement or arrangement among the parties, each certificate evidencing the Shares owned or hereinafter acquired by the parties hereto or any of their respective transferees bound by this Agreement shall, for so long as this Agreement shall remain in effect, have affixed thereto a legend substantially in the following form:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A VOTING AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND CERTAIN NAMED STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.”

The Company shall cooperate with the parties hereto to facilitate the removal of such legend if this Agreement shall be terminated or, prior thereto, if Shares shall be sold, assigned or otherwise transferred by any party hereto to an unaffiliated third party.

5.                                      General.

(a)         Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)         Specific Performance.  Each party acknowledges and agrees that there can be no adequate remedy at law for any breach by such party of the terms of this Agreement, that any such breach may result in irreparable harm to the non-breaching party for which monetary damages would be inadequate to compensate the non-breaching party, and that the non-breaching party shall have the right, in addition to any other rights available under Applicable Law, to seek from any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, any covenant or obligation of such party under this Agreement, without the necessity of posting any bond or security.

(c)          Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(d)         Notices.  All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) upon delivery when delivered personally, (ii) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

(i)             if to the Company, to:

Timios National Corporation

4601 Fairfax Road, Suite 1200

Arlington, VA 22203

Attn: C. Thomas McMillen

Facsimile: (703) 528-0956

With a required copy to (which shall not constitute notice):

2

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Attn:  Jeffrey P. Schultz, Esq.

Facsimile: (212) 983-3115

(ii)          if to a Stockholder, the address set forth on the signature page hereto.

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(e)          Complete Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter.

(f)                                   Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of SAAH and the Stockholders’ Representative.  No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

(g)                                  Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)                                 Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.  This Agreement may be executed by facsimile signatures.

(i)                                     Filing of Beneficial Ownership Reports with the Securities and Exchange Commission.  The parties hereto acknowledge that, by virtue of the agreements herein contained, they may constitute a “group” for purposes of Section 13 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and shall cooperate with each other to timely prepare and file any and all beneficial ownership reports required to be filed with the Commission as a “group” thereunder.

(j)                                    Section Headings and References.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

(Remainder of page intentionally left blank.  Signature pages to follow.)

IN WITNESS WHEREOF, this Voting Agreement has been executed by the parties hereto as of the day and year first above written.

TIMIOS NATIONAL CORPORATION

	By:	/c/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer

STOCKHOLDERS:

/s/ Trevor Stoffer		/s/ C. Thomas McMillen
Trevor Stoffer		C. Thomas McMillen